Exhibit 5.3

December 22, 2005

NOVA Chemicals Corporation
1000 - 7th Avenue S.W.
Calgary, Alberta, Canada T2P 5L5

Re:    NOVA Chemicals Corporation
          Registration Statement on Form F-10

Dear Sirs:

        We hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement on Form F-10, including the Prospectus constituting a part thereof, relating to the registration of up to U.S. $400,000,000 of Debt Securities, to be filed with the United States Securities and Exchange Commission on or about December 22, 2005, as originally filed and as subsequently amended or supplemented.

        In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this consent as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP ORRICK, HERRINGTON & SUTCLIFFE LLP